Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire Executive Vice President and Chief Financial Officer 919-862-1000	G. Michael Freeman Associate Vice President, Investor Relations and Corporate Communications 919-862-1000

SALIX PHARMACEUTICALS ANNOUNCES

2Q2013 FINANCIAL RESULTS

CONFERENCE CALL AND WEBCAST

RALEIGH, NC, July 25, 2013 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will report second quarter 2013 financial results following the close of the U.S. financial markets on Thursday, August, 8, 2013.

The Company will host a conference call at 4:30 p.m. ET on Thursday, August 8, 2013. Interested parties can access the conference call by way of web cast or telephone. The live web cast will be available at www.salix.com. A replay of the web cast will be available at the same location. The telephone numbers to access the live conference call are (888) 312-3049 (U.S. and Canada) or (719) 325-2417 (international.) The participant passcode for the call is 760426. The telephone numbers to access the replay of the call are (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (international). The replay passcode is 6011552.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma) Information on our web site is not incorporated in our SEC filings.